UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective October 4, 2011, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) elected Michael R. Francis, 48, as President of the Company.  Mr. Francis will be responsible for leading all Marketing and Merchandising functions for the Company.  A copy of the press release announcing Mr. Francis’s election is attached hereto as Exhibit 99.1.

Mr. Francis is joining the Company from Target Corporation (“Target”), where he served as Executive Vice President and Chief Marketing Officer since August 2008.  He began his 25-year merchandising and marketing career in 1985 with Marshall Field’s, which was subsequently acquired by Target, and became Target’s Executive Vice President, Marketing in 2001.

Mr. Francis and the Company entered into a letter agreement describing certain terms of his employment, including base salary, target incentive award opportunity and a long-term incentive award in the form of restricted stock units, all as further described below.  As an executive officer of the Company, Mr. Francis will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, to participate in the 2011 Change in Control Plan for J. C. Penney Corporation, Inc., a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011, to enter into an Executive Termination Pay Agreement, a copy of which is filed herewith, and to receive the other benefits described in the letter agreement, a copy of which is filed herewith.

Mr. Francis and the Company have not entered into an employment agreement.  There are no arrangements or understandings between Mr. Francis and any other person pursuant to which he was elected as an executive officer of the Company.

Mr. Francis’s base salary and target incentive award opportunity percentage under the J. C. Penney Corporation, Inc. 2011 Management Incentive Compensation Program are set forth below.  Mr. Francis will also receive a grant of 1,000,000 restricted stock units on November 16, 2011 (the “Grant Date”).  Mr. Francis’s restricted stock units will vest one-third on the fourth anniversary of the Grant Date, one-third on the fifth anniversary of the Grant Date and one-third on the sixth anniversary of the Grant Date so long as he remains continuously employed by the Company through such vesting date; provided, however, that the restricted stock units will vest pro rata prior to such date if the Company terminates his employment other than for cause.  Mr. Francis’s restricted stock units will fully vest if his employment terminates in certain cases within two years after a change in control of the Company.  In addition, Mr. Francis will receive a one-time cash signing bonus of $12,000,000 less applicable taxes within 30 days after the commencement of his employment with the Company in relinquishment of certain benefits and compensation provided by his previous employer and as an inducement to join the Company.

Executive Officer	2011 Base Salary	2011 Target Incentive Award Opportunity (% of base salary)	2011 Time-Based Restricted Stock Units
Michael R. Francis President	$1,200,000	100%	1,000,000

Item 9.01           Financial Statements and Exhibits.

Exhibit	10.1 Letter Agreement between J. C. Penney Company, Inc. and Michael R. Francis

Exhibit	10.2 Form of Executive Termination Pay Agreement between J. C. Penney Corporation, Inc. and Michael R. Francis

Exhibit	99.1 J. C. Penney Company, Inc. News Release issued October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  October 3, 2011

EXHIBIT INDEX

Exhibit Number        Description

10.1	Letter Agreement between J. C. Penney Company, Inc. and Michael R. Francis

10.2	Form of Executive Termination Pay Agreement between J. C. Penney Corporation, Inc. and Michael R. Francis

99.1	J. C. Penney Company, Inc. News Release issued October 3, 2011